UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
May 24, 2010

Central Pacific Financial Corp.
(Exact name of registrant as specified in its charter)

Hawaii	0-10777	99-0212597
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.

220 South King Street, Honolulu, Hawaii	96813
(Address of principal executive offices)	(Zip Code)

(808) 544-0500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. Submission of Matters to a Vote of Security Holders

On May 24, 2010, Central Pacific Financial Corp. (the “Company”) held its Annual Meeting of Shareholders at which the shareholders voted upon and approved (i) the election of four (4) nominees as directors; (ii) ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year 2010; (iii) an advisory (non-binding) shareholder resolution to approve the compensation of the Company’s executive officers; and (iv) an amendment to the Company’s Restated Articles of Incorporation to effect a reverse stock split of the Company’s Common Stock by a ratio of not less than one-for-five and not more than one-for-twenty at any time prior to April 30, 2011, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors in its sole discretion (the “Reverse Stock Split”).

The number of votes cast for or against (witheld) and the number of abstentions and broker non-votes with respect to each matter voted upon, as applicable, are set forth below.

	Votes For	Votes Against/Withheld	Abstained	Broker Non-Vote
Christine H.H. Camp	7,945,250	1,305,817	0	11,654,715
Dennis I. Hirota	8,192,687	1,058,380	0	11,654,715
Ronald K. Migita	7,861,379	1,389,688	0	11,654,715
Maurice H. Yamasato	8,016,544	1,234,522	0	11,654,715
Non-binding shareholder resolution to approve executive compensation	18,415,368	1,919,988	570,426	0
Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2010	20,270,106	527,310	108,364	0
Amendment to Restated Articles of Incorporation to effect the Reverse Stock Split	18,113,567	2,292,077	500,137	0

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Pacific Financial Corp.
(Registrant)

Date: May 26, 2010	/s/ Glenn K.C. Ching
Glenn K.C. Ching
Senior Vice President and Corporate Secretary